UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2012

MISSION WEST PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10050 Bandley Drive Cupertino, CA		95014
(Address of principal executive offices)		(Zip Code)

(408) 725-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2012, Mission West Properties, Inc. (“Mission West” or the “Company”) entered into a Second Amendment to Agreement of Purchase and Sale and Escrow Instructions (the “Amendment”), which amended that certain Agreement of Purchase and Sale and Escrow Instructions dated as of November 2, 2012 (the “Agreement”) by and between Mission West and M West Holdings, L.P. (together with its assignees, the “Buyer”). The Amendment amends, among other things, certain provisions of the Agreement with respect to the properties to be acquired by the Buyer. The foregoing is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In addition, on December 12, 2012, Mission West received notice that the Buyer waived its termination right pursuant to Section 4.4 of the Agreement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Mission West held a Special Meeting of Stockholders on December 13, 2012. As of the record date of the Special Meeting, there were 22,674,020 shares of common stock entitled to vote at the Special Meeting, of which more than 50.1% of the outstanding shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1:	To consider and vote on the approval of a recapitalization of the Company operating partnerships pursuant to the Asset Alignment and Limited Partnership Conversion Agreement and the Partnership Separation Agreement each dated November 2, 2012 by and among the Company, each of our operating partnerships and the limited partners of the operating partnership (OP Recapitalization).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,660,328	27,920	7,200	0

In addition, Proposal 1 was approved by the affirmative vote of a majority of shares of the Company’s common stock entitled to be cast at the Special Meeting, disregarding votes cast or entitled to be cast by M West Holdings, L.P., Carl E. Berg, or any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,659,028	27,920	7,200	0

Proposal 2:	To consider and vote on the approval of the sale of substantially all of the Company’s assets following the OP Recapitalization to M West Holdings, L.P., pursuant to the Agreement of Purchase and Sale and Escrow Instructions (Asset Sale).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,667,026	22,422	6,000	0

Proposal 3:	To consider and vote on the approval of the liquidation and dissolution of the Company, subject to and conditioned upon the approval and consummation of the OP Recapitalization and Asset Sale (Liquidation).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,667,023	22,425	6,000	0

Proposal 4:	To consider and vote on a nonbinding advisory proposal to approve compensation to certain executive officers in connection with the OP Recapitalization, the Asset Sale and the Liquidation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,560,551	127,298	7,600	0

Proposal 5:	To consider and vote on the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposals 1, 2 and 3.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
14,633,436	1,055,012	7,000	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Agreement of Purchase and Sale and Escrow Instructions dated as of December 12, 2012, by and among Mission West Properties, Inc., M West Holdings, L.P. and the assignees of M West Holdings which are signatories thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2012

MISSION WEST PROPERTIES, INC.

By:	/s/ Carl E. Berg
Carl E. Berg
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Agreement of Purchase and Sale and Escrow Instructions dated as of December 12, 2012, by and among Mission West Properties, Inc., M West Holdings, L.P. and the assignees of M West Holdings which are signatories thereto.